EXHIBIT 21

UNITED TECHNOLOGIES CORPORATION

Subsidiaries of the Registrant
December 31, 2001

Entity Name	State/County of Incorporation

Aerocay Holding Ltd.	Cayman Islands
Ardco, Inc.	Illinois
Asian Compressor Technologies Services Company Limited	Taiwan
Cade Industries, Inc.	Wisconsin
Caricor Ltd.	Delaware
Carlyle Scroll Holdings	Delaware
Carmel Forge Limited (The)	Israel
Carrier Air Conditioning Philippines, Inc.	Philippines
Carrier Air Conditioning Pty Ltd (CPL)	Australia
Carrier China Limited	Hongkong
Carrier Corporation	Delaware
Carrier Enterprises LLC	Delaware
Carrier Espana, SL	Spain
Carrier LG Limited	South Korea
Carrier Limited Korea	South Korea
Carrier Mexico S.A. de C.V.	Mexico
Carrier Refrigeration AB	Sweden
Carrier S.A.	Argentina
Carrier S.A.	France
Carrier S.P.A.	Italy
Carrier Singapore PTE Limited	Singapore
Carrier Transicold Europe S.A.	France
CEAM Srl	Italy
China Tianjin Otis Elevator Company, Ltd.	China
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier S.A. De C.V.	Mexico
Energy Services, Inc.	Delaware
Foray 414 Limited	United Kingdom
Generale Frigorifique S.A.S.U (GFF)	France
Guangzhou Otis Elevator Company, Ltd.	China
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand de Puerto Rico, Inc.	Delaware
Hamilton Sundstrand Holdings, Inc	Delaware
Hamilton Sundstrand Pacific Aerospace PTE Ltd.	Singapore
Hamilton Sundstrand Power Systems, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
Homogeneous Metals, Inc.	New York
HWH of Delaware, Inc.	Delaware
International Comfort Products Corporation (USA)	Delaware
Johns Perry Lifts Holdings	Cayman Islands
Keystone Engineering Company	California
Latin American Holding, Inc.	Delaware
LG Otis Elevator Company	South Korea
Microtecnica Srl	Italy
Milton Roy Company	Pennsylvania
Miraco Development Services & Trading Company, S.A.E.	Egypt
NAES Acquisition Corporation	Delaware
Nevada Bond Investment Corp. II	Nevada
Nippon Otis Elevator Company	Japan
Otis	France
Otis Canada, Inc.	Canada
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company	Delaware
Otis Elevator Company (H.K.) Limited	Hong Kong
Otis Elevator Company (India) Ltd.	India
Otis Elevator Company (New Jersey)	New Jersey
Otis Elevator Company Pty. Ltd	Australia
Otis Far East Holdings Limited	Hongkong
Otis GmbH & Co. OHG	Germany
Otis Holdings GmbH & Co. OHG	Germany
Otis Holdings Limited	United Kingdom
Otis Investments Plc	United Kingdom
Otis Limited	United Kingdom
Otis Pacific Holdings B.V.	Netherlands
Otis S.p.A	Italy
Pratt & Whitney Air New Zealand Services	New Zealand
Pratt & Whitney Auto Air, Inc.	Michigan
Pratt & Whitney Canada (SEA) Pte Ltd	Singapore
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Leasing Inc.	Canada
Pratt & Whitney Cenco, Inc.	Minnesota
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Composites, Inc.	California
Pratt & Whitney Compressor Airfoils Holding, Inc.	Delaware
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Export, Inc	Delaware
Pratt & Whitney H.A.C., Inc.	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Holdings SAS	France
Pratt & Whitney Norway Engine Center AS	Delaware
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney San Antonio, Inc.	Delaware
Pratt & Whitney Services Pte Ltd	Singapore
Pratt & Whitney Services, Inc.	Delaware
Profroid Industries S.A.S.U.	France
Ratier-Figeac S.A.	France
Sikorsky Aircraft Corporation	Delaware
Sikorsky Export Corporation	Delaware
Sikorsky International Operations, Inc.	Delaware
Sirius (Korea) Ltd.	United Kingdom
Specialty Equipment Manufacturing Corporation	Delaware
Springer Carrier Ltda.	Brazil
Sullair Europe	France
Sundyne Corporation	Delaware
Tadiran Ampa Ltd.	Israel
The Falk Corporation	Delaware
Toshiba Carrier (Thailand) Corporation	Thailand
Toshiba Carrier UK Limited	United Kingdom
Turbine Overhaul Services Pte Ltd	Singapore
Tyler Holdings Corporation	Delaware
United Technologies Canada, Ltd.	Canada
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance Corporation	Delaware
United Technologies Holdings Limited	United Kingdom
United Technologies Holdings S.A.	France
United Technologies International Corporation (UTIC)	Delaware
United Technologies International Corporation- Asia Private Limited	Singapore
United Technologies International Operations, Inc.	Delaware
United Technologies International SAS	France
UT Insurance (Vermont), Inc.	Vermont
UTC Canada Corporation	Canada
UTC Fuel Cells, LLC	Delaware
UTCL Investments BV	Netherlands
UTSTA Pte Ltd	Singapore
Xizi Otis Elevator Company (Hangzhou) Limited	China
Zardoya Otis, S.A.	Spain